EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-113660) of Allegheny Energy, Inc. of our report dated June 11, 2008 relating to the financial statements of Allegheny Energy Employee Stock Ownership and Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP Pittsburgh, Pennsylvania
June 11, 2008

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